UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2016

FS Investment Corporation III

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01047 (Commission File Number)	90-0994912 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 3, 2016, FS Investment Corporation III (the “Company”) increased its institutional offering price from $7.97 per share to $8.01 per share. The increase in the institutional offering price was effective as of the Company’s May 4, 2016 weekly closing and first applied to subscriptions received from April 27, 2016 through May 3, 2016.

In accordance with the Company’s previously disclosed share pricing policy, the new institutional offering price per share is not more than 2.5% greater than the Company’s net asset value per share as of May 3, 2016.

As a result of the increase in the institutional offering price, the net investment amount for the Company’s common stock, which is the institutional offering price excluding estimated organization and offering expenses of 1.5%, increased from $7.83 per share to $7.88 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation III

Date: May 4, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd Vice President